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                                                                  EXHIBIT 3(i).2


                         CERTIFICATE OF INCORPORATION

                                       OF

                          NETIVATION.COM MERGER, INC.

     The undersigned, a natural person (the "Sole Incorporator"), for the purpose of organizing a corporation to conduct the business and promote the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware hereby certifies that:

                                       I.

     The name of this corporation is Netivation.com Merger, Inc.

                                      II.

     The address of the registered office of the corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, and the name of the registered agent of the corporation in the State of Delaware at such address is The Corporation Trust Center.

                                      III.

     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                      IV.

     A. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares that the corporation is authorized to issue is twenty-eight million five hundred thousand (28,500,000) shares. Twenty-five million (25,000,000) shares shall be Common Stock, each having a par value of one cent ($.01). Three million five hundred thousand (3,500,000) shares shall be Preferred Stock, each having a par value of one cent ($.01).

     B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate (a "Preferred Stock Designation") pursuant to the Delaware General Corporation Law ("DGCL"), to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the


CERTIFICATE OF INCORPORATION - 1

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number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     C. Three million five hundred thousand (3,500,000) of the authorized shares of Preferred Stock are hereby designated "Series A Preferred Stock" (the "Series A Preferred").

     The rights, preferences, privileges, restrictions and other matters relating to the Series A Preferred are as follows:

     1.  Dividend Rights.

         Subject to the right of any series of Preferred Stock that may from time to time come into existence, the holders of Series A Preferred ("Holder"), in preference to the holders of any other stock of the Company, shall be entitled to an annual dividend of eight percent (8%) of the original issuance price per share, payable out of the net profits of the Company before any dividend is paid on the Common Stock of the Company. If the net profits in any year are not sufficient to pay this dividend, either in whole or in part, then any unpaid portion of the dividend will become a charge against the net profits of the Company, and will be paid in full out of the net profit of the Company in subsequent years before any dividends are paid on the Common Stock of the Company in those years. For a period of three (3) years from the date hereof, at the Company's option, the Company may satisfy any accrued Series A Preferred dividend, or portion thereof, with Series A Preferred in lieu of cash. After three (3) years from the date hereof, if the Company has a positive cash flow in sufficient amount to pay accrued Series A Preferred dividends ("Sufficient Positive Cash Flow"), then any accrued Series A Preferred dividend will be payable in cash. If, after three (3) years from the date hereof the Company does not have Sufficient Positive Cash Flow, then any accrued Series A Preferred dividend will be payable in Series A Preferred.

     2.  Voting Rights.

         Except as otherwise provided herein or as required by law, the Series A Preferred shall not be entitled to vote at meetings of the stockholders of the Company, and are not entitled to participate in the profits of the Company beyond the fixed, preferential annual dividend provided herein.

     3.  Conversion Rights.

         The holders of the Series A Preferred shall have the following rights with respect to the conversion of the Series A Preferred into shares of Common
Stock:


CERTIFICATE OF INCORPORATION - 2

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          Each share of Series A Preferred is automatically convertible into one share of fully paid and nonassessable Common Stock of the Company upon the occurrence of either of the following events:

     1.   The Company closes an initial public offering of its Common Stock; or

     2. The majority of the shares of stock of the Company entitled to vote are acquired by any one individual or entity or any group of related individuals or entities, whether by purchase, merger, share exchange, or otherwise, including by operation of law.

          The Holder of Series A Preferred may convert his shares of Series A Preferred into the Company's Common Stock, at any time, at the option of the Holder. To convert shares of Series A Preferred, the Holder of the shares must surrender the certificate or certificates representing the shares to be converted, duly endorsed to the Company or in blank, at the principal office of the Company, give written notice to the Company at the office that the Holder desires to convert the shares. The notice must set forth the name, address and taxpayer identification number of the persons to whom a certificate or certificates representing the Common Stock of the Company are to be issued.

          Shares of Series A Preferred shall be deemed to be converted at the close of business on the date of the surrender to the Company of the properly endorsed certificate or certificates representing the shares. Other than the right to receive accrued and unpaid dividends, the rights of the Holders of the Series A Preferred surrendered shall cease at that time, and the person or persons in whose names the certificate or certificates for the Common Stock are to be issued shall be treated for all purposes as having become record owners of
the Common Stock of the Company at that time.   However, if certificates are
surrendered on a day in which the stock transfer books for the Company are closed, the surrender shall be deemed to have occurred on the next succeeding day on which the stock transfer books are open.

          The Company shall at all times reserve and keep available solely for the purpose of issuing upon conversion of Series A Preferred the number of shares of Common Stock issuable upon conversion of all outstanding Series A Preferred.

          At the time of conversion, the Company shall pay to the Holder of record of any share or shares of Series A Preferred surrendered for conversion any accrued and unpaid dividends on the stock.

          The issuance of certificates for shares of Common Stock upon the conversion of Series A Preferred shall be made without charge for any tax with respect to the issuance. However, if any certificate is to be issued in a name or names other than the name or names of the Holder of record of Series A Preferred converted, the person or persons requesting the issuance shall pay to the Company the amount of any tax that may be payable in connection with any

CERTIFICATE OF INCORPORATION - 3

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transfer involved in the issuance, or shall establish to the satisfaction of the
Company that the tax has been paid or is not due and payable.

          The Company shall not be required to issue any fractional shares of Common Stock upon the conversion of Series A Preferred. If more than one share of Series A Preferred is surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock that will be issued upon the conversion of Series A Preferred shall be computed on the basis of the aggregate number of shares of Series A Preferred surrendered. If any interest in a fractional share of Common Stock would otherwise be deliverable upon the conversion of Series A Preferred, the Company shall make adjustment for that fractional share interest by payment of an amount in cash equal to the same fraction of the market value at that time of a full share of Common Stock of the Company.

          If the Company subdivides or combines in a larger or smaller number of shares its outstanding shares of Common Stock, then the number of shares of Common Stock issuable upon the conversion of Series A Preferred shall be proportionally increased in the case of a subdivision and decreased in the case of a combination, effective in either case at the close of business on the date that the subdivision or combination becomes effective.

          If the Company is recapitalized, is consolidated with or merged into any other corporation, or sells or conveys to any other corporation all or substantially all of its property as an entity, provision shall be made as part of the terms of the recapitalization, consolidation, merger, sale, or conveyance so that the Holders of Series A Preferred may receive, in lieu of the Common Stock otherwise issuable to them under conversion of Series A Preferred, at the same conversion ratio, the same kind and amount or securities or assets as may be distributable upon the recapitalization, consolidation, merger, sale or conveyance with respect to the Common Stock.

          If the Company at any time pays to the Holders of its Common Stock a dividend in Common Stock, the number of shares of Common Stock issuable upon the conversion of Series A Preferred shall be proportionally increased, effective at the close of business on the record date for determination of the holders of the Common Stock entitled to the dividend.

          Except as provided below, if the Company at any time pays any dividend or makes any distribution on its Common Stock in property other than cash or in Common Stock of the Company, then provision shall be made as part of the terms of the dividend or distribution so that the Holders of Series A Preferred surrendered for conversion after the record date for the determination of holders of Common Stock entitled to the dividend or distribution shall be entitled to receive the same proportionate share of property that they would have been entitled to receive had Series A Preferred been converted immediately prior to the record date.

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          These adjustments shall be made successively if more than one of these events occurs. However, no adjustment in the conversion ratio of Series A Preferred into Common Stock shall be made by reason of:

     (a) the payment of a cash dividend on the Common Stock or on any other class of stock of the Company;

     (b) the purchase, acquisition, redemption, or retirement by the Company of any shares of Common Stock or of any other class of stock of the Company, except as provided above in connection with a subdivision or combination of the outstanding Common Stock of the Company;

     (c) the issuance, other than as provided above, of any shares of Common Stock, or of any securities of the Company convertible into Common Stock or into other securities of the Company, or of any rights, warrants or options to subscribe for or purchase shares of Common Stock or other securities of the Company, or of any other securities of the Company; provided that if the Company offers any of its securities or any rights, warrants or options to subscribe for or purchase any of its securities to the holders of its Common Stock, pursuant to any preemptive or preferential rights granted to the holders of Common Stock by the certificate of incorporation of the corporation, or pursuant to any similar rights granted by the board of directors of the Company, the Company shall mail written notice of the offer to the Holders of Series A Preferred at least 20 days prior to the record date for determination of the holders of Common Stock entitled to receive the offer;

     (d) the offer by the Company to redeem or acquire shares of its Common Stock by paying or exchanging the stock of another corporation, or the carrying out of a transaction contemplated by an offer of this nature; provided that the Company shall mail written notice of the offer to the Holders of Series A Preferred at least 20 days prior to the expiration of the offer; or

     (e) the distribution of stock to holders of Common Stock of the Company, if the issuer of the stock distributed is at the time of the distribution engaged in a business that was previously operated as a division or subsidiary by a corporation acquired by the Company and that was distinct from the principal business of the corporation acquired.

          4.      Liquidation Rights.

                  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, or of any reduction in the capital of the Company resulting in any distribution of assets to its stockholders, each Holder of Series A Preferred shall be entitled to receive in cash out of the assets of the Company, whether from capital or earnings, available for

CERTIFICATE OF INCORPORATION - 5

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distribution to the stockholders of the Company, before any amount is paid to the holders of the Common Stock, an amount equal to the consideration paid for the Series A Preferred held by the Holder, plus an amount equal to the sum of all accumulated and unpaid dividends to the date fixed for the payment of the distribution on the shares of Series A Preferred held by the Holder.

          The purchase or redemption by the Company of any class of its stock in any manner permitted by law, the consolidation or merger of the Company with or into one or more other corporations, or the sale or transfer by the Company of all or substantially all of its assets shall not, for the purposes of determining preference on liquidation, be deemed to be a liquidation, dissolution or winding up of the Company or a reduction of its capital. A dividend or distribution to stockholders from net profits or surplus earned after the date of any reduction in the capital of the Company shall not be deemed to be a distribution resulting from the reduction in capital. No Holder of Series A Preferred shall be entitled to receive any amounts in connection with any liquidation, dissolution or winding up of the Company other than the amounts provided for in these paragraphs.

                                       V.

     A. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the Bylaws.

     B. Subject to paragraph (h) of Section 43 of the Bylaws, the Bylaws may be altered or amended or new Bylaws adopted by the stockholders entitled to vote. The Board of Directors shall also have the power to adopt, amend or repeal Bylaws.

                                      VI.

     A. The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law.

     B. Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

                                      VII.

     A. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph B of this
Article VII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

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     B.   Notwithstanding any other provisions of this Certificate of
Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation or any Series A Preferred Designation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the voting stock, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI, and VII.

                                     VIII.

     The name and the mailing address of the Sole Incorporator is as follows:

          Name                                  Mailing Address

          Mark Ellison                          Moffatt Thomas Barrett Rock &
                                                Fields, Chtd.
                                                P. O. Box 829
                                                Boise, ID 83701

     In Witness Whereof, this Certificate has been subscribed this 5th day of March, 1999, by the undersigned who affirms that the statements made herein are true and correct.
                                               /s/ Mark Ellison
                                               ---------------------------------
                                               Mark Ellison
                                               Sole Incorporator

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